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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 32 (File No. 33-9504) under the Securities Act of 1933 and Post-Effective Amendment No. 33 (File No. 811-4878) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of SEI Institutional Managed Trust (the "Trust") consisting of the Large Cap Value Fund, Large Cap Growth Fund, Tax-Managed Large Cap Fund, Small Cap Value Fund, Small Cap Growth Fund, Mid-Cap Fund, Capital Appreciation Fund, Equity Income Fund, Balanced Fund, Core Fixed Income Fund, and the High Yield Bond Fund (collectively the "Portfolios"), of our report for the Trust, dated November 24, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Trust as of September 30, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Experts" and "Financial Statements" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
January 28, 2000